EXHIBIT 25.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under
The Trust Indenture Act of 1939 of a
Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street
St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Peter M. Brennan
U.S. Bank National Association
1555 N. River Center Drive Suite 301
Milwaukee, WI 53212
(414) 905-5003
(Name, address and telephone number of agent for service)

Wisconsin Electric Power Company
(Issuer with respect to the Securities)

Wisconsin	39-0476280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

231 West Michigan Street, P.O. Box 2046	53201
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15    Items 3-14 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee. Item 15 is not applicable because the Trustee is not a foreign trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.*

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of June 30, 2002, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*Incorporated by reference to Registration Number 333-67188.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, State of Wisconsin on the 6th day of November, 2002.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ PETER M. BRENNAN
Peter M. Brennan
Assistant Vice President

By:	/s/ MICHAEL K. HERBERGER
Michael K. Herberger
Trust Officer

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 6, 2002

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ PETER M. BRENNAN
Peter M. Brennan
Assistant Vice President

By:	/s/ MICHAEL K. HERBERGER
Michael K. Herberger
Trust Officer

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2002

($000’s)

6/30/2002
Assets
Cash and Due from Depository Institutions	$7,701,764
Federal Reserve Stock	0
Securities	30,378,793
Federal Funds	894,653
Loans & Lease Financing Receivables	111,796,073
Fixed Assets	1,645,483
Intangible Assets	8,367,221
Other Assets	6,663,874

Total Assets	$167,417,861
Liabilities
Deposits	$109,744,434
Fed Funds	2,967,542
Treasury Demand Notes	0
Trading Liabilities	205,636
Other Borrowed Money	25,663,586
Acceptances	164,926
Subordinated Notes and Debentures	5,332,594
Other Liabilities	4,131,747

Total Liabilities	$148,210,465
Equity
Minority Interest in Subsidiaries	$989,046
Common and Preferred stock	18,200
Surplus	11,310,529
Undivided Profits	6,889,621

Total Equity Capital	$19,207,396
Total Liabilities and Equity Capital	$167,417,861

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ PETER M. BRENNAN
Assistant Vice President

Date: November 6, 2002